                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE COMMON STOCK)
                                       OF
                               EDMARK CORPORATION

    As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for shares of Common Stock, no par value (the "Shares"), of Edmark Corporation, a Washington corporation (the "Company"), together with the associated rights (the "Rights") to purchase Shares issued pursuant to the Shareholder Rights Agreement dated as of November 29, 1995 between the Company and ChaseMellon Shareholder Services, L.L.C. (as successor to First Interstate Bank of Washington, N.A.), as rights agent, are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in Section 2 of the Offer to Purchase). See Section 2 of the Offer to Purchase. Unless the context otherwise requires, all references to Shares shall include the associated Rights.

                                THE DEPOSITARY:
                        CHASEMELLON SHAREHOLDER SERVICES
                              Reorganization Dept.

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                   BY MAIL:                             BY HAND OR OVERNIGHT DELIVERY:
                  PO Box 798                                     120 Broadway
               Midtown Station                                    13th Floor
              New York, NY 10018                              New York, NY 10271

                                  BY FACSIMILE TRANSMISSION:
                                         201-329-8936
                                FOR CONFIRMATION OF FACSIMILE:
                                         201-296-4209
                                         201-296-4381
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    DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS
VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

    The undersigned hereby tenders to Indigo Acquisition Corp., a Washington corporation (the "Purchaser") which is a wholly owned subsidiary of International Business Machines Corporation, a New York corporation, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated November 18, 1996 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase. Number of Shares _______________________________________________________________
                                                  Name(s) of Record
Holder(s): _____________________________________________________________________
Certificate Nos.
                                                  ______________________________
(if available): ________________________________________________________________
                                                  ______________________________
________________________________________________________________________________
                                  Please Print
                                                  Address(es): _________________
________________________________________________________________________________

(CHECK ONE BOX IF SHARES
                                                  ______________________________
                                                                        Zip Code
WILL BE TENDERED BY BOOK-ENTRY TRANSFER)

/ / The Depository Trust Company
                                                  Daytime Area Code
/ / Midwest Securities Trust Company
and Tel. No.: __________________________________________________________________
/ / Philadelphia Depository Trust Company
Account Number _________________________________________________________________
                                                  Signature(s): ________________
Dated: _________________________________________________________________________
                                                  ______________________________

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three trading days (as defined in the Offer to Purchase) after the date hereof.

    The Eligible Institution that completes this form must communicate this guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution. Name of Firm: __________________________________________________________________
                                                  ______________________________
                              Authorized Signature
Address: _______________________________________________________________________
                                                  Name: ________________________

                                  Please Print
________________________________________________________________________________
                                                  Title: _______________________
                                                                        Zip Code
Area Code and Tel No.: _________________________________________________________
                                                  Dated: _______________________

    NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.